Exhibit 10.13

[Execution Copy]

GUARANTEE

dated as of August 11, 2011

by FS Energy and Power Fund, a Delaware statutory trust (the Guarantor) in favor of Citibank, N.A. (the Beneficiary).

EP Investments LLC, a limited liability company formed under the laws of the State of Delaware (the Obligor), and the Beneficiary are parties to an ISDA Master Agreement dated as of August 11, 2011 (as modified and supplemented and in effect from time to time, including by all Confirmations evidencing Transactions entered into thereunder, the Master Agreement).  Terms used but not defined herein have the respective meanings given to such terms in the Master Agreement.

In order to induce the Beneficiary to enter into one or more Transactions with the Obligor under the Master Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

GUARANTEE

1.             The Guarantor hereby guarantees to the Beneficiary the prompt payment or delivery when expressed to be due (whether when stated to become due, upon early termination or otherwise) of all amounts from time to time owing to the Beneficiary by the Obligor under the Master Agreement and in respect of each Transaction (including, without limitation, any interest payable thereon to the extent provided in the Master Agreement), in each case strictly in accordance with the terms of the Master Agreement (such obligations, collectively, the Guaranteed Obligations).  If on or after any date when payment or delivery of the Guaranteed Obligations is due any corporate officer of the Guarantor obtains actual knowledge, or receives written notice from the Beneficiary, that such payment or delivery was not made when due, the Guarantor shall make such payment or delivery to the Beneficiary strictly in accordance with the terms of the Guaranteed Obligations.

OBLIGATIONS UNCONDITIONAL; ETC.

Obligations Unconditional

2.(a)        The obligations of the Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Obligor under the Master Agreement or any other agreement or instrument referred to therein and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor in its capacity as such.  Without limiting the generality of the foregoing, the occurrence of one or more of the following shall not (x) preclude the exercise by the Beneficiary of any right, remedy or power hereunder or (y) alter or impair the liability of the Guarantor hereunder, which will remain absolute and unconditional as described above:

(i)     at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, waived or renewed, or any of the Guaranteed Obligations shall be subordinated in right of payment to any other liability of the Obligor;

(ii)     any of the Guaranteed Obligations shall become due prior to their stated maturity (whether upon early termination or otherwise), or any of the Guaranteed Obligations shall be amended or otherwise modified in any respect, or any right under the Master Agreement or any other agreement or instrument referred to therein shall be amended or otherwise modified in any respect (other than any amendment or other modification of this Guarantee not consented to by the Guarantor), or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, substituted or exchanged in whole or in part or otherwise dealt with;

(iii)      any lien or security interest granted to, or in favor of, the Beneficiary as security for any of the Guaranteed Obligations shall fail to be perfected;

(iv)     the occurrence of any Event of Default, Potential Event of Default or Termination Event (or of any similar event with respect to any agreement or instrument referred to in the Master Agreement);

(v)     the existence of any proceedings of the type described in Section 5(a)(vii) of the Master Agreement with respect to the Obligor or any other guarantor of or obligor on any of the Guaranteed Obligations; or the Master Agreement or any agreement or instrument referred to in the Master Agreement shall be rejected by any administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for the Obligor or for all or substantially all its assets in any such proceedings;

(vi)     any delay, failure or inability of the Obligor or any other guarantor or obligor in respect of any of the Guaranteed Obligations to perform, willful or otherwise, any provision of the Master Agreement or any agreement or instrument referred to therein or otherwise in connection with the Guaranteed Obligations;

(vii)    the failure or breach of any representation or warranty (whether written or oral) made by the Obligor or any other person or entity in the Master Agreement or any agreement or instrument referred to therein or otherwise in connection with the Guaranteed Obligations; or any event or circumstance constituting fraud in the inducement or any other similar event or circumstance;

(viii)   any action or failure to act by the Beneficiary that adversely affects the Guarantor’s right of subrogation arising by reason of any performance by the Guarantor of this Guarantee;

(ix)      any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Obligor or any other person or entity for any reason whatsoever, including any suit or action in any way disaffirming, repudiating, rejecting or otherwise calling into question any issue, matter or thing in respect of the Master Agreement or any agreement or instrument referred to therein or otherwise in connection with the Guaranteed Obligations;

(x)       any lack or limitation of status or of power, incapacity or disability of the Obligor or any other guarantor or obligor in respect of any of the Guaranteed Obligations; or

(xi)      any change in the laws, rules or regulations of any jurisdiction, or any present or future action or order of any governmental authority, amending, varying or otherwise affecting any of the Guaranteed Obligations or the obligations of any other guarantor or obligor in respect of any of the Guaranteed Obligations, including any thereof affecting the validity or enforceability of any of the Guaranteed Obligations or the obligations of any other guarantor or obligor in respect of any of the Guaranteed Obligations or the currency in which the Guaranteed Obligations are denominated or payable.

Guarantee of Payment and Not Collection

(b)           The Guarantor hereby expressly waives any requirement that the Beneficiary exhaust any right, power or remedy or proceed against the Obligor under the Master Agreement or any other agreement or instrument referred to therein, or against any other person or entity under any other guarantee of, or security for, any of the Guaranteed Obligations, it being agreed that this Guarantee is a guarantee of payment and not of collection.

Certain Waivers

(c)           The Guarantor hereby expressly waives notice of acceptance of this Guarantee and of the Beneficiary entering into any Transaction and also expressly waives diligence, presentment, demand of payment, protest and notice of dishonor.

Suborogation

(d)           The Guarantor hereby agrees that, until the payment and satisfaction in full of all Guaranteed Obligations and the termination of all outstanding Transactions, the Guarantor will not exercise any right or remedy (including, without limitation, the filing of any proof of claim in competition with the Beneficiary in any proceedings of the type described in Section 5(a)(vii) of the Master Agreement with respect to the Obligor) against the Obligor or any other guarantor of any of the Guaranteed Obligations or any security therefor arising by reason of any performance by the Guarantor of its obligations under Section 1, whether by subrogation or otherwise.  In the event that, prior to the payment and satisfaction in full of all Guaranteed Obligations and the termination of all outstanding Transactions, any amount is received by the Guarantor from the Obligor in respect of the performance by the Guarantor of its obligations under Section 1, whether by subrogation or otherwise, the Guarantor will promptly following receipt thereof pay such amount to the Beneficiary for application to any Guaranteed Obligations owing to the Beneficiary, whether matured or unmatured.

Reinstatement

(e)           The obligations of the Guarantor under this Guarantee will be automatically reinstated if and to the extent that for any reason any payment or delivery by or on behalf of the Obligor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such payment or delivery had not been made.

Set-Off

(f)            Any amount that the Guarantor is obligated to pay or deliver under this Guarantee shall be paid or delivered without set-off, deduction or counterclaim; provided that nothing herein shall limit the ability of the Guarantor to assert any right of set-off, deduction or counterclaim that the Obligor is expressly entitled to assert under the Master Agreement.

Liability of the Guarantor in respect of Successor or Transferee

(g)           In the event that the Obligor shall consolidate or amalgamate with, or merge with or into, or transfer all or substantially all its assets to, another entity, the Guarantor will, unless the Beneficiary shall otherwise consent in writing, continue to be obligated hereunder in respect of the Guaranteed Obligations, whether or not the Guaranteed Obligations are assumed by such entity, and each reference herein to the Obligor shall thereafter instead be a reference to such entity.  In the event that the Obligor shall transfer any obligation of the Obligor under the Master Agreement to any Affiliate of the Obligor that is incorporated in a jurisdiction within the United States of America, the Guarantor will, unless the Beneficiary shall otherwise consent in writing, continue to be obligated hereunder in respect of the Guaranteed Obligations, and each reference herein to the Obligor shall, with respect to the obligations so transferred, thereafter instead be a reference to such Affiliate.

TAXES

No Deduction or Withholding Except as Required by Law

3.(a)        All payments under this Guarantee will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.

Notice; Payment; Additional Amounts

(b)           If the Guarantor is so required to deduct or withhold, then the Guarantor will:  (i) promptly notify the Beneficiary of such requirement; (ii) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid under Section 3(b)(iv) of this Guarantee) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the Beneficiary, and in any event before penalties attach thereto or interest accrues thereon; (iii) promptly forward to the Beneficiary an official receipt (or a certified copy), or other documentation reasonably acceptable to the Beneficiary, evidencing such payment to such authorities; and (iv) pay to the Beneficiary, in addition to the payment to which the Beneficiary is otherwise entitled under this Guarantee, such additional amount as is necessary to ensure that the net amount actually received by the Beneficiary (free and clear of any Indemnifiable Taxes, whether assessed against the Guarantor or the Beneficiary) will equal the full amount the Beneficiary would have received had no such deduction or withholding been required.

Limitations on Payment of Additional Amounts

(c)           The Guarantor will not be required to pay any additional amount to the Beneficiary under Section 3(b)(iv) of this Guarantee to the extent that (i) the Obligor would not be required to pay such additional amount to the Beneficiary pursuant to Section 2(d)(i)(4) of the Master Agreement had the payment in respect of which such deduction or withholding is or was required been made by the

Obligor instead of the Guarantor or (ii) such additional amount would not be required to be paid but for the failure by the Beneficiary to furnish any form, document or certificate that may be required or reasonably requested by the Guarantor in order to allow the Guarantor to make a payment under this Guarantee, or to allow the Guarantor to make a payment under or in respect of the Master Agreement or any Transaction on behalf of the Obligor, without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form, document or certificate would not materially prejudice the legal or commercial position of the Beneficiary).

Liability of the Beneficiary

(d)           If:  (i) the Guarantor is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which the Guarantor would not be required to pay an additional amount to the Beneficiary under Section 3(b)(iv) of this Guarantee; (ii) the Guarantor does not so deduct or withhold; and (iii) a liability resulting from such Tax is assessed directly against the Guarantor, then, except to the extent the Beneficiary has satisfied or then satisfies the liability resulting from such Tax, the Beneficiary, by its acceptance of this Guarantee, shall be deemed to have agreed to promptly pay to the Guarantor the amount of such liability (including any related liability for interest or penalties).

Representations

4.             The Guarantor hereby represents to the Beneficiary (which representations will be deemed to be repeated by the Guarantor on each date on which a Transaction is entered into) that:

Status

(a)           It is a statuory trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

Powers

(b)           It has the power to execute and deliver this Guarantee and to perform its obligations under this Guarantee and has taken all necessary action to authorize such execution, delivery and performance.

No Violation or Conflict

(c)           Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

Consents

(d)           All governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Guarantee have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

Obligations Binding

(e)           This Guarantee constitutes its legal, valid and binding obligation, enforceable against the Guarantor in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

Absence of Litigation

(f)            There is not pending or, to its knowledge, threatened against the Guarantor, or against any entity controlled, directly or indirectly, by the Guarantor, any entity that controls, directly or indirectly, the Guarantor or any entity directly or indirectly under common control with the Guarantor, any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Guarantee or its ability to perform its obligations under this Guarantee.

Absence of Certain Events; Status as Credit Support Document

(g)           No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to the Obligor would occur as a result of its entering into or performing its obligations under this Guarantee, and this Guarantee constitutes a Credit Support Document with respect to the Obligor under the Master Agreement.

BENEFIT OF GUARANTEE; TRANSFER

5.             This Guarantee shall inure to the benefit of the Beneficiary and its successors.  Neither this Guarantee nor any interest or obligation in or under this Guarantee may be transferred (whether by way of security or otherwise) by the Guarantor or the Beneficiary without the prior written consent of the other; provided that the Beneficiary may, without the consent of the Guarantor, transfer its interest in this Guarantee to any person or entity to which any interest or obligation in or under the Master Agreement or any Transaction is transferred in a manner that is not inconsistent with the Master Agreement.  Any purported transfer that is not in compliance with this Section will be void.

CONTRACTUAL CURRENCY

6.             The provisions in the Master Agreement relating to payments and judgments in the Contractual Currency (as defined in, or for purposes of, the Master Agreement) shall apply to all payments by the Guarantor under this Guarantee as though such provisions were set forth in full in this Guarantee, except that references in such provisions to the Master Agreement and the Obligor shall be deemed to be references, respectively, to this Guarantee and the Guarantor.

AMENDMENTS; ETC.

Amendments

7.(a)        No amendment, modification or waiver in respect of this Guarantee will be effective unless in writing and executed by each of the Guarantor and the Beneficiary.

Survival of Obligations

(b)           Subject to Section 9, the obligations of the Guarantor under this Guarantee will survive the termination of any Transaction.

No Waiver of Rights

(c)           A failure or delay in exercising any right, power or privilege in respect of this Guarantee will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.  The remedies provided herein, in the Master Agreement and in any other agreement or instrument referred to therein are cumulative, are not exclusive of any remedies provided by law and may be exercised by the Beneficiary from time to time.

Headings

(d)           The headings used in this Guarantee are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Guarantee.

EXPENSES

8.             If the Guarantor defaults in the performance of any of its obligations to the Beneficiary under this Guarantee, the Guarantor will, on demand, indemnify and hold harmless the Beneficiary for and against all reasonable out-of-pocket expenses, including reasonable legal fees, incurred by the Beneficiary by reason of the enforcement and protection of its rights under this Guarantee, including, but not limited to, costs of collection.

TERMINATION

9.             This Guarantee is a continuing and irrevocable guarantee, and will apply to all Guaranteed Obligations whenever arising (including, without limitation, with respect to outstanding Transactions entered into prior to the date hereof); provided that the Guarantor may, by at least five Business Days’ prior written notice to the Beneficiary (such notice to be effective upon the Beneficiary’s receipt of such notice), terminate its obligations under this Guarantee, it being agreed that any such termination will not affect the obligations of the Guarantor hereunder in respect of any Transaction entered into prior to the date of any such termination.

NOTICES

Effectiveness

10.(a)      Any notice or other communication in respect of this Guarantee may be given to the Guarantor to the address or number set forth beneath its signature to this Guarantee in any manner set forth below and will be deemed effective as indicated:

(i)     if in writing and delivered in person or by courier, on the date it is delivered;

(ii)    if sent by telex, on the date the recipient’s answerback is received;

(iii)   if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine); or

(iv)  if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted.

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

Change of Addresses

(b)           The Guarantor may by notice to the Beneficiary change the address or telex number at which notices or other communications are to be given to the Guarantor.

Business Day

(c)           As used in this Guarantee, Business Day means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York City and in Philadelphia and, in relation to any payment hereunder, in the place where the account to which a payment is to be made is located and, if different, in the principal financial center, if any, of the currency of payment.

GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS

Governing Law

11.(a)      This Guarantee shall be construed in accordance with, and this Guarantee and all matters arising out of or relating in any way whatsoever to this Guarantee (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

Jurisdiction

(b)           With respect to any suit, action or proceedings relating to this Guarantee (Proceedings), the Guarantor irrevocably:

(i)     submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and

(ii)    waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over the Guarantor.

Nothing in this Guarantee precludes either party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.  The Guarantor hereby agrees that a final judgment in any such Proceedings shall be conclusive and may be enforced in other jurisdictions otherwise having jurisdiction over the Guarantor by suit on such final judgment or in any other manner provided by law.

Waiver of Immunities

(c)           The Guarantor irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

IN WITNESS WHEREOF the Guarantor has executed this Guarantee on the date specified below with effect from the date specified on the first page of this Guarantee.

FS ENERGY AND POWER FUND

By	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

Address for Notices:

FS Energy and Power Fund
Circa Centre
2929 Arch Street, Suite 675
Philadelphia, PA 19104

Attention: William Goebel
Phone: 215-220-4247
Email: bill.goebel@franklinsquare.com

Attention: Ken Miller
Phone: 215-495-1164
Email: ken.miller@franklinsquare.com
Fax: 215-222-4649

With copy to:

GSO Capital Partners
280 Park Ave., 11th Floor
New York, N.Y. 10028

Attention: Angelina Perkovic
Angelina.perkovic@gso.com
Phone: 212-503-2146
Fax: 212-503-6921

- and -

Isabelle Pradel
Isabelle.pradel@gsocap.com
Phone: 212-503-2149
Fax: 212-503-2149